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                                                                    Exhibit 10.6


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

         The parties to this Settlement Agreement and General Release ("Agreement") are the following:

         1. C. W. Boreing, Stephen Hochschuler M.D., Philip Faris, John McMullen, J. Robert Beck M.D., and Andrew Heller, all hereinafter referred to collectively as The Shareholder Group; and,

         2. e-Medsoft.com and VidiMedix Corporation, all hereinafter referred to collectively as The Companies

         WHEREAS, it is the desire of the parties to this Agreement to settle, once and forever, all disputes which have arisen between them, including, but not limited to the allegations and assertions set forth in the action entitled MONCRIEF ET AL V. E-MEDSOFT.COM ET AL, Cause No. 2000-47334.

         NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, the parties agree as follows: 3. The Companies shall cause the delivery of e-Medsoft.com stock to the The Shareholders, in the amounts set forth below, subject to the contractual selling restrictions set forth in the paragraph below:

C. W. Boreing                           23,068
Stephen Hochschuler M.D.                43,280
Philip Faris                            43,280
John McMullen                            2,163
J. Robert Beck M.D.                      2,163
Andrew Heller                           22,159

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         4. The stock set forth above, shall be delivered after the Companies secure the registration of said stock with the Securities & Exchange Commission. The Companies shall make best efforts to register the stock expeditiously, and, in no event, said stock shall be registered no later than the very next time that any e-Medsoft.com stock is subject to registration. The Shareholder Group shall take delivery of said stock subject to the following selling restriction. No member of the Shareholder Group shall sell more than 1,000 shares of Med stock on any given trading, or no more than 10% of the original number of shares issued on any given trading day, whichever quantity is the lesser. This shall constitute an absolute limitation on the right of any member of the Shareholder Group to sell stock and all stock and the proceeds therefrom shall be forfeited if this provision is violated in any amount. Said stock shall be taken, INTER ALIA, in lieu of all contractual rights, causes of actions, or claims of any kind, including rights and claims arising from employment, as payment in full.

         5. Each party does hereby release, acquit and forever discharge each other party, their successors, predecessors, subsidiaries, affiliates, parents, shareholders, partners, employees, agents, officers, directors, attorneys and insurers from any and all claims, expenses, debts, demands, costs, contracts, liabilities, obligations, actions and causes of action of every nature, under any theory of law, whether common, constitutional, statutory or other of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which they have or had or may claim to have against any of them by reason of any and all matters from the beginning of time to the present.

         6. Each party agrees that he will not bring any claim or action before any state or federal agency, court or other tribunal which claim relates in any way to any and all


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matters which have to do with Defendants from the beginning of time to the present. Each party further agrees to immediately withdraw any such claim or action which is currently pending.

         7. Notwithstanding any other provision herein, this Agreement and the releases provided for herein shall be of no force or effect and shall not be considered by the parties to be valid or operative until such time as each person named in Item 3 above receives the number of shares set forth opposite his name which have been the subject of an effective registration statement with the character and dignity required by Item 4 above; however, upon the actual receipt by each such individual of such number of shares, this Agreement shall from and after such time become effective and any and all releases reflected by this Agreement shall, at such time, become operative and in full force and effect. In the event that any person listed in Item 3 above does not receive the shares set forth opposite his name, and such individual desires to withdraw his execution of this Agreement, such individual and eMedsoft.com, Inc. may proceed with their respective claims, counterclaims and cross claims as if this Agreement had never been executed.

         8. Each party expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, and any like provision or principal of common law in any foreign jurisdiction. Section 1542 provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in her favor at the time of executing the release, which if known by him must have materially affected her settlement with the debtor."


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Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of Defendants and others released herein, each party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, claims and causes of action which he does not know or suspect to exist in their favor at the time of execution hereof, and that this Agreement contemplates extinguishment of all such claims and causes of action.

         9. The Shareholder Group do hereby release, acquit and forever discharge The Companies, their successors, predecessors, subsidiaries, affiliates, parents, shareholders, partners, employees, agents, officers, directors, attorneys and insurers from any and all claims, expenses, debts, demands, costs, contracts, liabilities, obligations, actions and causes of action of every nature, under any theory of law, whether common, constitutional, statutory or other of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which they have or had or may claim to have against any of them by reason of any and all matters from the beginning of time to the present.

         10. In any action brought to enforce the terms of this agreement, the prevailing party shall NOT recover their reasonable attorneys fees.

         11. This Agreement shall be and constitutes full, complete, unconditional and immediate substitution for any and all rights, claims, demands and causes of actions whatsoever which heretofore existed or might have existed on behalf of Defendants.

         12. All parties to this agreement warrant and represent that they have not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Agreement.


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         13. This Agreement effects the settlement of any disputes between the parties which are denied and contested, and nothing contained herein should be construed as an admission by any party of any liability of any kind with respect thereto. All such liability is expressly denied.

         14. All parties to this agreement have carefully read and fully understand all of the provisions of this Agreement, have consulted with any representative with whom they desire to do so, and represent that they are entering into this Agreement voluntarily.

         15. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

         16. This Agreement is the only, sole, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any other, or relied upon, and no consideration has been offered, promised, expected or held out other than as may be expressly provided herein. The parties to this agreement promise never to assert that this agreement was induced by fraud, deceit, or that it resulted from negligent misrepresentation, mistake or duress. The parties to this agreement waive all such claims.

         17. In the event that any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

         18. This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be the original, but such counterparts together shall constitute but one and the same instrument.

         19. The parties consent to the court in this matter retaining jurisdiction over the parties for the limited purpose of enforcing this settlement, and, the parties agree and consent


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to entry of a judgment on this settlement if any party defaults on his or its obligations under this settlement.

         IN WITNESS WHEREOF, the parties have executed this instrument on the dates indicated below.


DATED:
       ----------------------------               ------------------------------
                                                  C.W. Boreing

DATED:
       ----------------------------               ------------------------------
                                                  Stephen Hochschuler M.D.

DATED:
       ----------------------------               ------------------------------
                                                  Philip Faris

DATED:
       ----------------------------               ------------------------------
                                                  John McMullen

DATED:
       ----------------------------               ------------------------------
                                                  J. Robert Beck M.D.

DATED:
       ----------------------------               ------------------------------
                                                  Andrew Heller

DATED:
       ----------------------------               ------------------------------
                                                  e-Medsoft.com

DATED:
       ----------------------------               ------------------------------
                                                  VidiMedix Corp.



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